Exhibit 3.3


                            Valpey-Fisher Corporation

                      By-Laws - effective October 24, 2007

                                    ARTICLE I
                                     OFFICES


     Section 1. Offices. The Corporation shall maintain a registered office in Maryland. The Corporation may maintain such other offices and keep its books, documents and records at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                                  STOCKHOLDERS


     Section 2. Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held in May on such date and at such time as the Board of Directors each year shall fix.

     Section 3. Notice of Annual Meeting. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than ninety days before the date of the meeting, by mail, by or at the direction of the chief executive officer, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

     Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the chief executive officer or the Board of Directors. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

     Section 5. Notice of Special Meetings. Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than ninety days before the date of the meeting, by mail, by or at the direction of the chief executive officer, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. The notice shall also indicate that it is being issued by, or at the direction of, the person calling the meeting.

     Section 6. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

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     Section 7. Voting. At any meeting of stockholders each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. All elections shall be determined by plurality vote, and except as otherwise provided by statute or in the Articles of Incorporation, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such matters.

     Section 8. Inspectors of Election. The Board of Directors in advance of any meeting of stockholders may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a meeting of stockholders may, and, on the request of any stockholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     Section 9. List of Stockholders. A list of stockholders as of the record date, certified by the officer of the Corporation responsible for its preparation or by the transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.


                                   ARTICLE III
                                    DIRECTORS


     Section 1. Number, Qualification and Term. The property and business of the Corporation shall be managed by its Board of Directors consisting of not less than Five (5) nor more than Thirteen (13) persons. The number of directors constituting the entire Board shall be Seven (7); provided, however, that from time to time, such number may be decreased to not less than Five (5) or increased to not more than Thirteen (13) persons by amendment of this section of the By-laws by a majority of the entire Board of Directors. Directors need not be stockholders. They shall be elected at the Annual Meeting of Stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify.

     Section 2. Removal. Any or all of the directors may be removed for cause at any time by the vote of the stockholders.

     Section 3. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

     Section 4. Additional Powers. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

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                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS


     Section 1. Place. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Maryland.

     Section 2. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of stockholders at the same place as such meeting is held and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting provided a quorum shall be present, or it may convene at such place and time as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice thereof.

     Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the chief executive officer on written notice to each director, deposited in the United States mail no later than the third calendar day preceding the meeting date or delivered by hand or to the telegraph company no later than the first calendar day preceding the meeting date; special meetings shall be called by the chief executive officer or Secretary in like manner and on like notice on the written request of two directors.

     Section 5. Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Articles of Incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time. Notice of any such adjournment shall be given to any director who was not present at the time of such adjournment and unless announced at the meeting to the other directors.

     Section 6. Consent in Lieu of Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

     Section 7. Telephone Participation at Meetings. Any one or more of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at a meeting.

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                                    ARTICLE V
                                   COMMITTEES

     Section 1. Committees. The Board of Directors, by resolution adopted by a majority of the entire board, may designate, from among its members, an executive committee and other committees consisting of three or more directors, which, to the extent provided in the resolution, shall have all the authority of the Board, except as otherwise required by law. Vacancies in the membership of such committees shall be filled by the Board of Directors at a regular or special meeting. Such committees shall keep regular minutes of its proceedings and report the same to the Board when required.

     Subject to the provisions of these By-Laws, the executive committee and each other committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors and it shall also meet at the call of the Chairman of the Board or President of the Corporation or any two members of such committee. A majority of the executive committee and of each other committee shall constitute a quorum for the transaction of business and the vote of a majority of the members of such committee present at any meeting at which there is a quorum shall be the act of such committee.


                                   ARTICLE VI
                                     NOTICES


     Section 1. Form; Delivery. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by hand delivery, effective upon such delivery, or by telegram which notice shall be deemed to have been given when delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any statute or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting, the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.


                                   ARTICLE VII
                               OFFICERS AND AGENTS


     Section 1. Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers.

     Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer. Any two or more offices may be held by the same person.

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     Section 3. Additional Officers and Agents. The Board of Directors may
appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors and the compensation of employees and agents shall be so fixed or shall be fixed by officers thereunto duly authorized.

     Section 5. Term of Office; Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time with or without cause by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

     Section 6. Powers and Duties of the Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board and all meetings of the stockholders at which he shall be present and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors.

     Section 7. Powers and Duties of the President. The President shall be the Chief Executive Officer of the Corporation, and shall have the general management and superintendence of the affairs of the Corporation, subject, however, to the control of the Board of Directors; and in all cases where, and to the extent that, the duties of the other officers of the Corporation are not specifically prescribed by By-Laws or rules or regulations of the Board of Directors, the President may prescribe such duties. He shall have general and active supervision over the property, business and affairs of the Corporation and may sign, execute, and deliver in the name of the Corporation deeds, mortgages, bonds, contracts, powers of attorney, and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed, and may exercise any and all powers and perform any and all duties relating to such supervision, or which are imposed upon him by the By-Laws, or by the Board of Directors.

     Subject to such limitations as the Board of Directors may from time to time prescribe, the Chief Executive Officer shall have power to appoint and to dismiss all such agents and employees of the Corporation who are not officers thereof (including any appointed by the Board) as he may deem proper, and to prescribe their duties, and subject to like limitations, delegate to other officers of the Corporation any other of the powers and duties conferred upon him by the By-Laws or by the Board of Directors.

     Section 8. Powers and Duties of the Vice President. The Vice-President shall perform the duties as may be prescribed by the Board of Directors and subject to the chief executive officer.

     Section 9. Powers and Duties of the Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the Board when required. He shall cause to be given notice of all meetings of stockholders and directors and shall perform such other duties as pertain to his office. He shall keep in safe custody the seal of the Corporation and when authorized by the Board of Directors, affix it when required to any instrument.

     Section 10. Powers and Duties of the Treasurer. The Treasurer shall have the custody of all the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chief executive officer and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.

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     Section 11. Powers and Duties of Other Officers. All other officers shall have such duties and exercise such powers as generally pertain to their respective offices and all officers shall have such other duties and exercise such other powers as from time to time may be prescribed by the chief executive officer or the Board of Directors.


                                  ARTICLE VIII
                                     SHARES


     Section 1. Certificates for Stock. The shares of the Corporation's stock may be certified or uncertified, as provided under Maryland law, and shall be entered in the books of the Corporation and registered as they are issued.

     Any certificate for stock shall be signed by the President or Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Maryland, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, any restrictions on the transfer or registration of such shares of stock and any other information required by the General Corporation Law of Maryland.

     Section 2. Replacement of Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

     Section 3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Corporation.

     Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

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     The Board of Directors may appoint a transfer agent and registrar and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

     Section 4. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date at the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

     Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.


                                   ARTICLE IX
                               GENERAL PROVISIONS


     Section 1. Dividends. Subject to the provisions of law and of the Articles of Incorporation relating thereto, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, the Corporation's bonds or its property, including the shares or bonds of other corporations, subject to any provisions of law and of the Articles of Incorporation.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall begin on January 1st and end on December 31st of each year, unless otherwise provided by the Board of Directors.

     Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, MARYLAND". This seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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                                    ARTICLE X
                                   AMENDMENTS


     Section 1. Amendments. The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.


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